UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 16, 2007

EDGE PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Travis Tower

1301 Travis, Suite 2000

Houston, Texas 77002

(Address of principal executive offices)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Pursuant to two purchase and sale agreements dated November 16, 2006, Edge Petroleum Exploration Company (“Edge Petroleum Exploration”), a wholly owned subsidiary of Edge Petroleum Corporation (“Edge”), agreed to purchase (i) ownership interests in certain oil and gas properties located in 13 counties in southeast and south Texas, (ii) ownership interests in certain related developed and undeveloped leasehold acreage, (iii) 25% of Smith Production Inc.’s (“Smith”) option and leasehold rights and exploration and development rights in an approximate 95 square mile exploration project area known as the Mission project area, also in south Texas, and (iv) certain gathering facilities and ownership to approximately 13 miles of natural gas gathering pipelines and related infrastructure serving producing assets in southeast Texas (collectively, the “Smith Properties”) from Smith for a base purchase price of $320 million, before accounting for the results of operations between the January 1, 2007 effective date and the closing date and other purchase price adjustments. Also, Edge expects to pay Smith a total of $10 million for working interest, option and leasehold rights in two additional exploration ventures (the “Smith Ventures”) in separate areas of Texas and Louisiana. The closings of the acquisition of the Smith Properties and the Smith Ventures are scheduled to occur simultaneously on or before January 31, 2007.

On December 16, 2006, one of the purchase and sale agreements noted above was amended (the “Amendment”) such that Edge Petroleum Exploration will also acquire additional working and net revenue interests in the oil and gas properties described in (i) above (the “Other Properties” and together with the Smith Properties and the Smith Ventures, the “Properties”) from eight different owners who will transfer their interests to Smith prior to the closings of the acquisition of the Smith Properties and the Smith Ventures. The base purchase price of the Amendment is approximately $65 million. The closing of the acquisition of the Other Properties is expected to occur simultaneously with the acquisitions of the Smith Properties and the Smith Ventures.

Collectively, the acquisitions of the Properties are referred to as the “Acquisition.”

In connection with the proposed financing of the Acquisition, the Company is filing this Form 8-K.

Forward Looking Statements

The information in this Form 8-K contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 including, without limitation, benefits, effects or results of the Acquisition, or the timing, final purchase price or completion of the Acquisition, timing and completion of the contemplated common stock offering and the Series A cumulative convertible perpetual preferred stock offering, timing and completion of the Proposed Credit Facilities (as defined in Schedule B hereto), estimates and expectations regarding production, reserves, future development costs, operating costs, general and administrative costs, energy prices, future tax rates, deductions and credits of the Properties and of Edge on a pro forma basis. Such forward-looking statements involve estimates, assumptions and uncertainties which are beyond Edge’s ability to control or estimate, and are subject to material changes. Such risks, uncertainties and assumptions include but are not limited to costs and difficulties related to the evaluation and integration of the Properties and assets, costs, delays and other difficulties related to the Acquisition, actions by Smith  in the Acquisition, results of adjustments and other pre-closing matters, closing conditions to the Acquisition, the timing and extent of changes in commodity prices for oil and natural gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about estimates of reserves, competition and government

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regulation and the ability of Edge to meet its business and financial goals and the risk factors and other factors included in Edge’s most recent Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could vary materially from those indicated. No assurance can be given that Edge’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements.

Experts

The following is included for the purpose of incorporation by reference into our registration statements:

The estimates of proved oil and natural gas reserves of Edge at December 31, 2006 are based on internal estimates, but Edge expects to receive reports of Ryder Scott Company, L.P. (“Ryder Scott”) and W.D. Von Gonten & Co. on such estimates on or around January 19, 2007.  The estimates of proved oil and natural gas reserves of the Properties are derived from Edge’s internal estimates, which have been the subject of an oversight review letter of Ryder Scott, which is included as Exhibit 99.2 to this Form 8-K upon the authority of said firm as experts with respect to matters covered by such review letter and in giving such review letter.

Financial statements of business acquired

Attached hereto as Schedule A are the audited Statements of Revenues and Direct Operating Expenses of the Properties for the years ended December 31, 2005, 2004 and 2003, unaudited Statements of Revenues and Direct Operating Expenses of the Properties for the nine months ended September 30, 2006 and 2005 and the related notes thereto, together with the Report of Independent Registered Public Accounting Firm of BDO Seidman, LLP concerning the statements and related notes.

Pro forma financial information

Attached hereto as Schedule B are the Unaudited Pro Forma Condensed Consolidated Statements of Operations of Edge for the year ended December 31, 2005 and for the nine months ended September 30, 2006, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006, and the related notes thereto, adjusted to show the pro forma effects of the Acquisition and the proposed financing thereof.

Financial statements of Edge Petroleum Corporation

The financial statements of Edge contained in this Form 8-K are derived from the financial statements of Edge contained in its Annual Report on Form 10-K for the year ended December 31, 2005 and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

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(d)  Exhibits

Exhibit No.	Description

10.1†	Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated November 16, 2006.
10.2†	Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated November 16, 2006.
10.3†	First Amendment of Purchase and Sale Agreement, dated December 16, 2006.
23.1†	Consent of BDO Seidman, LLP.
23.2†	Consent of Ryder Scott & Company.
99.1	Intentionally omitted.
99.2†	Oversight review letter of Ryder Scott & Company dated January 11, 2007.

†  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: January 16, 2007	By:	/s/ MICHAEL G. LONG
Michael G. Long Executive Vice President and Chief Financial and Accounting Officer

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Schedule A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Edge Petroleum Corporation
Houston, Texas

We have audited the accompanying statements of revenues and direct operating expenses of the oil and natural gas properties to be acquired (the ‘‘Properties’’), as defined in Note 1, by Edge Petroleum Corporation (the “Company”) for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Properties are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the results of the Properties.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties for each of the years in the three-year period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/S/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP

Houston, Texas
January 2, 2007

EDGE PETROLEUM CORPORATION
STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES TO BE ACQUIRED

	For the Years Ended December 31,			For the Nine Months Ended September 30,
	2003	2004	2005	2005	2006
				(Unaudited)
Revenues	$12,532,250	$45,120,733	$78,027,270	$54,704,924	$61,460,447
Direct operating expenses	3,241,237	6,167,683	10,095,478	6,124,042	7,716,330
Excess of revenues over direct operating expenses	$9,291,013	$38,953,050	$67,931,792	$48,580,882	$53,744,117

The accompanying notes are an integral part of this financial statement.

EDGE PETROLEUM CORPORATION
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES TO BE ACQUIRED

(1)                                 THE PROPERTIES

On November 16, 2006, Edge Petroleum Exploration Company (“Edge Petroleum Exploration”), a wholly owned subsidiary of Edge Petroleum Corporation (“Edge”), entered into two separate Purchase and Sale Agreements (the “Agreements”) with Smith Production Inc. (“Smith”) relating to the sale to Edge Petroleum Exploration of (i) ownership interests in certain oil and gas properties located in 13 counties in southeast and south Texas, consisting of approximately 150 gross (74 net) producing wells, (ii) an ownership interest in approximately 17,000 gross (12,250 net) developed acres and 56,000 gross (16,000 net) undeveloped acres of leasehold, (iii) 25% of Smith’s option and leasehold rights and exploration and development rights in an approximate 95 square mile exploration project area known as the Mission project area, also in south Texas, and (iv) certain gathering facilities and ownership to approximately 13 miles of natural gas gathering pipelines and related infrastructure serving producing assets in southeast Texas, (collectively, the “Smith Properties”). The gathering facilities and pipeline system transports what will be, after closing, Edge Petroleum Exploration gas as well as third party gas.

Edge Petroleum Exploration has committed to purchase the Smith Properties for a combined consideration of $320 million, before accounting for the results of operations between the January 1, 2007 effective date and the closing dates and other purchase price adjustments. The obligations of the parties under the Agreements are subject to certain closing conditions, including, among other things, use of reasonable efforts by Smith to obtain waivers of preferential purchase rights and consents to assign maximum specified amounts claimed with respect to certain title defects and environmental liabilities, the accuracy of representations and warranties and other specified closing conditions.  Under the Agreements, Edge Petroleum Exploration will assume certain liabilities related to the purchased assets, including asset retirement obligations. The closing of the Agreements is scheduled to occur simultaneously on or before January 31, 2007.

Also, Edge expects to pay Smith a total of $10 million for working interest, option and leasehold rights in two additional exploration ventures (the “Smith Ventures”) in separate areas of Texas and Louisiana.The closings of the acquisition of the Smith Properties and the Smith Ventures are scheduled to occur simultaneously on or before January 31, 2007.

On December 16, 2006, one of the Agreements was amended (the “Amendment”) such that Edge Petroleum Exploration will also acquire additional working and net revenue interests in the oil and gas properties described in (i) above (the “Other Properties” and together with the Smith Properties and the Smith Ventures, the “Properties”) from eight different owners who will transfer their interests to Smith prior to the closings of the acquisition of the Smith Properties and the Smith Ventures. The base purchase price of the Amendment is approximately $65 million. The closing of the acquisition of the Other Properties is expected to occur simultaneously with the acquisitions of the Smith Properties and the Smith Ventures.

Collectively, the acquisitions of the Properties are referred to herein as the “Acquisition.”

(2)                                 BASIS FOR PRESENTATION

During the periods presented, the Acquisition assets were not accounted for or operated as a consolidated entity or as a separate division by Smith or the other owners. Certain costs, such as depreciation, depletion and amortization (“DD&A”), accretion expense, general and administrative expenses, interest income and expense, and corporate income taxes were not allocated to the

Properties and have therefore been excluded from this presentation. Smith accounted for the Smith Properties under the successful efforts method of accounting for oil and gas activities, while Edge uses the full cost method. Accordingly, exploration expenses and dry hole costs are not applicable to this presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the Properties and are not practicable to prepare in these circumstances since the property interests to be acquired by Edge represent an aggregation of properties owned currently by several different businesses and the expenses incurred by those businesses are not necessarily indicative of the expenses Edge would have incurred or that Edge will incur in future operations with respect to the Properties.

Revenues and direct operating expenses for the Properties included in the accompanying statements represent the net collective working and revenue interests to be acquired by Edge in the Acquisition.  The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties and pipeline assets which will be acquired and do not represent all of the oil and natural gas operations of Smith, the other owners, or other third party working interest owners. DD&A, exploration expenses, dry hole costs, general and administrative expenses, interest income and expense, and corporate income taxes have been excluded for the reasons discussed above.

Revenues in the accompanying statements of revenues and direct operating expenses are recognized based on the ownership interest of any given period's production multiplied by the contract price received for the period. The direct operating expenses are recognized on the accrual basis and consist of the direct costs of operating the Properties including production and ad valorem taxes, lifting costs, gathering, well repair and workover costs. Direct costs also include contractual overhead charged to properties operated by others but does not include general corporate overhead.

The oil and gas business, as with other extractive industries, is a depleting one that is not always constant with respect to production streams and each natural gas equivalent unit produced must be replaced or the critical source of revenue and cash flows will shrink. Past results are not necessarily indicative of future results. For reasons including those noted, the financial statements and other information presented are not indicative of the results of operations of the Properties going forward or indicative of results of the Properties had the Acquisition been consummated in the period presented.

EDGE PETROLEUM CORPORATION
SUPPLEMENTAL OIL AND GAS INFORMATION
OF THE OIL AND GAS PROPERTIES TO BE ACQUIRED
(UNAUDITED)

Estimated Quantities of Proved Oil and Gas Reserves – The proved reserve information presented below has been estimated by Edge’s internal engineers using applicable year-end prices and costs. Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which, based on  geological and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.  Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.  Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission (“SEC”).

Estimates of proved reserves of the Properties were not originally prepared as of December 31, 2003, 2004 and 2005.  For the purpose of estimating proved developed reserves at December 31, 2005, production for the nine months ended September 30, 2006 was added to estimated proved reserves at October 1, 2006 and reserves associated with acquired or drilled wells during 2006 were subtracted. Edge assumed no revisions of estimates in any period presented other than revisions related to price changes.  This same procedure was applied to estimate proved developed reserves at December 31, 2004, 2003 and 2002, respectively. The net ownership in the Properties’ estimated quantities of proved oil and natural gas reserves and changes in net proved reserves, all of which are located in the continental United States, are summarized below.

	Natural Gas (Mcf) Year Ended December 31,
	2003	2004	2005
Total Estimated Proved Reserves:
Balance, Beginning of year	9,472,434	12,734,999	18,962,616
Extensions and discoveries	5,014,824	11,155,683	7,777,512
Purchases of oil and gas properties	—	9,426	—
Production	(1,752,259)	(4,937,492)	(7,200,679)
Balance, End of year	12,734,999	18,962,616	19,539,449

Estimated Proved Developed Reserves	12,734,999	18,962,616	19,539,449

	Oil, Condensate and Natural Gas Liquids (Bbls) Year Ended December 31,
	2003	2004	2005
Total Estimated Proved Reserves:
Balance, Beginning of year	401,597	605,753	715,215
Extensions and discoveries	287,865	516,221	172,898
Purchases of oil and gas properties	—	114	—
Production	(83,709)	(406,873)	(379,175)
Balance, End of year	605,753	715,215	508,938

Estimated Proved Developed Reserves	605,753	715,215	508,938

Standardized Measure - The standardized measure of discounted future net cash flows (“standardized measure”) and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board (“FASB”).  Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated reserves.  Income taxes are excluded because the property interests included represent only a portion of a business for which income taxes are not estimable. A discount factor of 10% was used to reflect the timing of future net cash flows.

The standardized measure does not purport, nor should it be interpreted, to present the replacement cost or fair value of the oil and natural gas reserves of the Properties.  An estimate of fair value would also take into account, among other things, the recovery of reserves classified as proved undeveloped  and not presently classified as proved, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations.

Estimates of the standardized measure and changes in standardized measure for the Properties were not available.  For purposes of estimating the standardized measure, year-end pricing and costs were applied to the proved developed reserve volumes calculated as described above.

Thestandardized measure of the estimated proved developed oil and natural gas reserves of the Properties’ ownership interests for each of the three years ended December 31, 2005 is shown below.

	For the Years Ended December 31,
	2003	2004	2005
Future cash flows	$91,136,655	$144,625,076	$243,735,263
Future operating expenses	(23,487,131)	(33,713,641)	(45,952,383)
Future net cash flows	67,649,524	110,911,435	197,782,880
10% discount rate	(21,205,612)	(26,048,856)	(51,708,429)
Standardized measure of discounted future net cash flows	$46,443,912	$84,862,579	$146,074,451

In accordance with SEC regulations, the year-end oil and natural gas prices in effect at December 31, 2003, 2004 and 2005, adjusted for basis and quality differentials, were applied to year-end quantities of proved oil and natural gas reserves to compute future cash flows. There were no derivatives or hedges impacting these prices. The base prices before adjustments were as follows:

	For the Years Ended December 31,
	2003	2004	2005
Natural gas ($ per Mcf)	$5.97	$6.18	$10.05
Natural gas liquids ($ per Bbl)	$19.53	$26.08	$36.62
Crude oil ($ per Bbl)	$32.55	$43.46	$61.04

Changes in Standardized Measure - Changes in standardized measure relating to estimated proved developed oil and gas reserves are summarized below.

	For the Year Ended December 31,
	2003	2004	2005
Changes due to current year operations:
Sales of oil and natural gas, net of operating costs	$(8,984,172)	$(38,765,768)	$(65,790,648)
Purchases of oil and natural gas properties	—	28,108	—
Extensions and discoveries	23,403,923	65,680,902	64,071,531
Changes due to revisions of standardized variables:
Prices and operating expenses	7,222,921	6,804,465	56,435,040
Accretion of discount	2,243,302	4,644,391	8,486,258
Production rates (timing) and other	124,918	26,569	(1,990,309)
Net change	24,010,892	38,418,667	61,211,872
Beginning of year	22,433,020	46,443,912	84,862,579
End of year	$46,443,912	$84,862,579	$146,074,451

Sales of oil and natural gas, net of operating costs, are based on historical pre-tax results.  Purchases and sales of oil and natural gas properties, extensions and discoveries, and the changes due to revisions of standardized variables are reported on a pre-tax discounted basis, while the accretion of discount is presented on an after-tax basis.

Schedule B

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Background

The following unaudited pro forma condensed consolidated financial statements and related notes have been prepared to show the effect of the acquisition of: (A) (i) ownership interests in certain oil and gas properties located in 13 counties in southeast and south Texas, consisting of approximately 150 gross (74 net) producing wells from a privately owned company, Smith Production Inc. (“Smith”), and eight other owners who will transfer their interests to Smith prior to the closing, (ii) an ownership interest in approximately 17,000 gross (12,250 net) developed acres and 56,000 gross (16,000 net) undeveloped acres of leasehold, (iii) 25% of Smith’s option and leasehold rights and exploration and development rights in an approximate 95 square mile exploration project area known as the Mission project area, also in south Texas, and (iv) certain gathering facilities and ownership to approximately 13 miles of natural gas gathering pipelines and related infrastructure serving producing assets in southeast Texas ((i) through (iv) collectively referred to as the “Smith Properties”); (B) working interest, option and leasehold rights in the two exploration ventures in separate areas, primarily in Texas, from Smith (the “Smith Ventures” and collectively with the Smith Properties, the “Properties”); and (C) the financing of the acquisitions of the Properties, (collectively, the “Acquisition”).

On November 16, 2006, we entered into two separate purchase and sale agreements (one of which was subsequently amended) with Smith to acquire the Smith Properties for a combined cash price of approximately $385 million. However, the purchase price is subject to adjustment, among other things, for the results of operations of the Smith Properties between the January 1, 2007 effective date and closing, which is scheduled to occur on or before January 31, 2007. Completion of the acquisition of the Smith Properties is subject to, among other things, certain closing conditions. We expect to enter into agreements to acquire the Smith Ventures for a combined purchase price of $10 million. The closing of the acquisition of the Smith Ventures is expected to close simultaneously with the closing of the Smith Properties. Assuming the Acquisition is completed on January 31, 2007, we estimate that the aggregate purchase price will be approximately $390 million, following the anticipated closing adjustment of approximately $4.8 million.

We expect to ultimately finance the Acquisition and refinance our existing credit facility with proceeds from concurrent public offerings of common stock and preferred stock and borrowings under a proposed new $320 million revolving credit facility.  We are presenting on a pro forma basis the incurrence of indebtedness under the proposed new revolving credit facility and a proposed new $250 million bridge loan facility (the “Proposed Credit Facilities”) to finance the entire purchase price, rather than presenting the effects of financing the purchase price and refinancing our existing credit facility with proceeds from the common stock offering, the preferred stock offering and borrowings under the proposed new revolving credit facility, because our obligation to complete the Acquisition is not contingent upon the success of either offering. Accordingly, the pro forma condensed consolidated financial statements give effect to (i) an increase in indebtedness to finance the Acquisition, (ii) the Acquisition, and (iii) the expenses related thereto.

Sources of Information and Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 is derived from our audited consolidated financial statements for the year ended December 31, 2005, the audited Statement of Revenues and Direct Operating Expenses for the Properties for the year ended December 31, 2005 and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 are based on our unaudited financial statements as of and for the nine months ended September 30, 2006, the unaudited Statement of Revenues and Direct Operating Expenses for the Properties for the nine months ended September 30, 2006, and the adjustments and assumptions described below.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2005, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and the Statements of Revenues and Direct Operating Expenses for the Properties included herein as Schedule A. Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. Certain information (including substantial footnote disclosures) included in the annual and quarterly historical financial statements has been excluded in these condensed pro forma financial statements. The pro forma data presented is not necessarily indicative of the financial results that would have been attained had the Acquisition occurred on the dates as indicated below, and should not be viewed as indicative of operations in future periods.

How the Pro Forma Financial Statements Were Prepared

The pro forma condensed consolidated statements of operations for the year ended December 31, 2005 and for the nine month period ended September 30, 2006 were each prepared without audit assuming we completed the Acquisition and financing thereof on January 1, 2005.

The Properties were not accounted for or operated as a separate division or entity by either Smith or the eight other owners. Certain costs, such as depreciation, depletion and amortization (“DD&A”), accretion expense, general and administrative expenses, and corporate income taxes were not allocated to the individual properties comprising the Properties. Also, Smith has historically utilized the successful efforts method of accounting for oil and gas activities, while we use the full cost method. Under the successful efforts method, costs such as geological and geophysical (“G&G”), exploratory dry holes and delay rentals are expensed as incurred whereas under the full cost method these types of charges would be capitalized to their respective full cost pool. Accordingly, exploration expenses, which are recorded under the successful efforts method, are not applicable to our presentation. Full separate historical financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist for the Properties and are not practicable to obtain in these circumstances. Therefore, on a historical basis, we are presenting only the revenues and direct operating expenses for the Properties, and excluding all other historical expenses, such as general and administrative overhead, among others. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes, including as to the incremental expenses associated with the Properties. With these adjustments, the pro forma condensed consolidated statements of operations represent only an estimate of combining our historical results and those of the Properties.

The pro forma condensed consolidated balance sheet was prepared without audit assuming we completed the Acquisition and the borrowings under the Proposed Credit Facilities to finance the Acquisition and refinance our existing credit facility on September 30, 2006. Assuming a January 31, 2007 closing date, we expect that the final adjusted purchase price will be reduced from the base purchase price of $395 million to approximately $390 million, plus other direct transaction costs of approximately

$0.6 million. This preliminary estimate of the total cost of the Acquisition is allocated to property, with approximately $38 million initially allocated to unevaluated property. We will also record amounts for asset retirement obligations related to plugging and abandoning these properties. For the purposes of this unaudited pro forma condensed consolidated balance sheet, we are presenting the incurrence of indebtedness under the Proposed Credit Facilities to finance the entire purchase price of the Acquisition and refinance our existing credit facility.  However, we intend to ultimately finance a portion of the Acquisition with the net proceeds from concurrent public offerings of common stock and preferred stock. We expect the net proceeds from the contemplated public offerings of common stock and preferred stock, before underwriter discounts and commissions and expenses, will be approximately $250 million.

This unaudited pro forma condensed consolidated balance sheet is based on management’s preliminary estimates of acquired fair values and the related costs of the transaction. The purchase price is subject to purchase price adjustments, including for the results of operations of the Properties between the January 1, 2007 effective date and closing, which is anticipated to be January 31, 2007. As a result, when the Acquisition is completed, the purchase price may be different than this preliminary estimate. The transaction costs could also differ from the preliminary estimates used here. For these reasons, the actual purchase price and purchase price allocation will differ from the amounts presented herein.

The unaudited pro forma financial information is presented for illustrative purposes and does not purport to present what our financial position or results of operations would have been had we acquired the Properties on the dates indicated. The unaudited pro forma financial information also cannot be relied upon as a projection of future results.

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

	Edge Historical	Properties Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$123,450,342	$78,027,270	$—		$201,477,612
Loss from hedging and derivative activities	(2,267,253)	—	—		(2,267,253)
Total revenues	121,183,089	78,027,270	—		199,210,359

EXPENSES:
Operating expenses	17,068,009	10,095,478	—		27,163,487
Depreciation, depletion and amortization	40,076,994	—	41,573,354	(a)	81,650,348
Accretion expense	141,120	—	49,273	(b)	190,393
General and administrative expense	12,436,048	—	—	(d)	12,436,048
Total expenses	69,722,171	10,095,478	41,622,627		121,440,276
INCOME (LOSS) FROM OPERATIONS	51,460,918	67,931,792	(41,622,627)		77,770,083

Interest expense	—	—	(24,100,197	)(e)	(24,100,197)
Amortization of deferred loan costs	(152,723)	—	(4,568,750	)(f)	(4,721,473)
Interest income	127,993	—	—		127,993
INCOME (LOSS) BEFORE INCOME TAXES	51,436,188	67,931,792	(70,291,574)		49,076,406

Provision for income taxes	(18,077,929)	—	825,924	(g)	(17,252,005)

NET INCOME (LOSS)	$33,358,259	$67,931,792	$(69,465,650)		$31,824,401

NET INCOME PER SHARE:
Basic	$1.95			(h)	$1.86
Diluted	$1.87			(h)	$1.79

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,122,121			(h)	17,122,121
Diluted	17,814,701			(h)	17,814,701

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006

	Edge Historical	Properties Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$94,321,176	$61,460,447	$—		$155,781,623
Gain on hedging and derivative activities	10,491,451	—	—		10,491,451
Total revenues	104,812,627	61,460,447	—		166,273,074

EXPENSES:
Operating expenses	13,970,812	7,716,330	—		21,687,142
Depreciation, depletion and amortization	49,179,378	—	22,089,169	(a)	71,268,547
Accretion expense	137,377	—	39,214	(b)	176,591
Impairment	96,942,347	—	—	(c)	96,942,347
General and administrative expense	10,473,301	—	—	(d)	10,473,301
Total expenses	170,703,215	7,716,330	22,128,383		200,547,928
INCOME (LOSS) FROM OPERATIONS	(65,890,588)	53,744,117	(22,128,383)		(34,274,854)

Interest expense	(2,016,637)	—	(18,871,256	)(e)	(20,887,893)
Amortization of deferred loan costs	(124,363)	—	(614,063	)(f)	(738,426)
Interest income	106,077	—	—		106,077
INCOME (LOSS) BEFORE INCOME TAXES	(67,925,511)	53,744,117	(41,613,702)		(55,795,096)

Provision for income taxes	23,732,415	—	(4,245,645	)(g)	19,486,770

NET INCOME (LOSS)	$(44,193,096)	$53,744,117	$(45,859,347)		$(36,308,326)

NET INCOME (LOSS) PER SHARE:
Basic	$(2.55)			(h)	$(2.09)
Diluted	$(2.55)			(h)	$(2.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,344,026			(h)	17,344,026
Diluted	17,344,026			(h)	17,344,026

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
As of September 30, 2006

	Edge Historical	Pro Forma Adjustments		Pro Forma
ASSETS

Cash and cash equivalents	$2,276,444	$—		$2,276,444
Accounts receivable	18,834,906	—		18,834,906
Other current assets	11,452,793	4,568,750	(1)	16,021,543
Net property and equipment	247,842,779	390,214,000	(2)	639,503,809
		627,500	(3)
		819,530	(4)
Other assets	1,033,379	2,456,250	(1)	3,489,629
TOTAL ASSETS	$281,440,301	$398,686,030		$680,126,331

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$15,749,826	$7,652,500	(1)(3)	$193,616,326
		170,214,000	(5)
Long-term debt	100,000,000	220,000,000	(5)	320,000,000
Asset retirement obligation	2,941,644	819,530	(4)	3,761,174
Other noncurrent liabilities	10,569,234	—		10,569,234
Total liabilities	129,260,704	398,686,030		527,946,734

Shareholders’ equity	152,179,597	—		152,179,597
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$281,440,301	$398,686,030		$680,126,331

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated statements of operations reflect the following pro forma adjustments:

a.               Record incremental depreciation, depletion and amortization expense (“DD&A”) using the units-of-production method, resulting from the purchase of the Properties.

b.              Record incremental accretion expense resulting from the liability we will record for asset retirement obligations (“ARO”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations.

c.               The impairment recorded for Edge during the third quarter of 2006 has not been adjusted for the Acquisition. In management’s opinion, the impairment that was recorded was related to older properties in our full cost pool that had in fact been impaired and therefore recording the impairment at September 30, 2006 was valid. At September 30, 2006 natural gas prices were significantly lower than current prices. Therefore, if the Properties had been included in our September 30, 2006 ceiling test, we would have calculated an additional impairment of $105.9 million.  The accounting rules promulgated by the Securities and Exchange Commission for calculating impairment of oil and gas properties entitle a registrant to utilize a temporary exemption to impairment when the impairment is the result of a major purchase of proved properties, as long as the registrant can demonstrate that additional value exists beyond a reasonable doubt. If we had actually completed the Acquisition at September 30, 2006, we believe we would have utilized this exemption. In addition, had this acquisition occurred at a time when prices were lower, the purchase price may not have been the same as recorded in these pro forma financial statements.

d.              No incremental general and administrative costs related to the Acquisition have been included as pro forma adjustments. We believe our general and administrative expenses for the first quarter of 2007 will be negatively impacted by approximately $0.6 million of expenses related to integrating the operations of the Properties. We currently do not expect to hire any personnel associated with Smith or the other owners. We have hired or intend to hire approximately 10 new employees that we expect will be required to manage the increased scale of our business.

e.               Record interest expense on and the related expenses of increased borrowings, assuming approximately $390 million is borrowed under our Proposed Credit Facilities to finance the Acquisition and refinance our existing credit facility. Under applicable rules, this pro forma presentation may not give effect to the contemplated public offerings of common stock and preferred stock. Therefore, we are reflecting the interest expense we would have incurred in these periods had the Acquisition and the refinancing of our existing credit facility been entirely funded by borrowings under our Proposed Credit Facilities. We assumed quarterly reductions in the proposed new bridge loan facility using increased cash flows, less amounts capitalized on the unevaluated property allocation. The average interest rates used in calculating pro forma interest expense are 3-month LIBOR based with varying spreads and are summarized below:

	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Proposed bridge loan facility - current	8.56%	10.03%
Proposed revolving credit facility - long term	6.31%	7.78%

f.                 Record amortization of deferred loan costs incurred under the Proposed Credit Facilities, with a maturity amortization period of 1 or 4 years.

g.              Record a pro forma income tax expense adjustment using the applicable federal statutory income tax rate of 35 percent, based on the pro forma change in income before income taxes.

h.              Assuming the completion of the concurrent public offerings of common stock and preferred stock, we would utilize the proceeds from these offerings together with borrowings under the Proposed Credit Facilities to refinance our existing credit facility and finance the Acquisition instead of relying solely on borrowings under the Proposed Credit Facilities, which would reduce interest expense and increase income tax expense. We would also expect to record preferred dividends of approximately $5.6 million and $4.2 million for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively, assuming a preferred stock dividend rate of 5.625% per year. Therefore, basic weighted average shares outstanding would increase by approximately 9,200,000 common shares and diluted weighted average shares outstanding would increase by approximately 14,189,771 common shares (including common shares underlying the preferred shares, assuming a conversion price of $20.04 per share of common stock). The impact of the offerings results in the following earnings per share data for the year ended December 31, 2005 and the nine months ended September 30, 2006:

PRO FORMA NET INCOME (LOSS) PER SHARE	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Pro forma basic earnings (loss) per share	$1.40	$(1.29)
Pro forma diluted earnings (loss) per share	$1.33	$(1.13)

The unaudited pro forma condensed consolidated balance sheet reflects the following adjustments:

1.               Record accrual and capitalization of deferred loan costs related to the Proposed Credit Facilities. These costs will be amortized over the applicable facility maturity of 1 or 4 years.

2.               Record the anticipated final adjusted purchase price for the Acquisition of approximately $390 million, which represents the original $395 million base purchase price less adjustments for the estimated results of operations between the effective date of January 1, 2007 and the anticipated closing date of January 31, 2007.

3.               Record an accrual and capitalization of approximately $0.6 million of direct transaction costs, primarily land and environmental due diligence and legal and auditing fees, relating to the Acquisition.

4.               Record Asset Retirement Costs in property and Asset Retirement Obligation liability, in accordance with SFAS No. 143, for wells in the Acquisition.

5.               Record borrowings under the Proposed Credit Facilities to finance the anticipated final adjusted purchase price for the Acquisition of approximately $390 million assuming the Acquisition closed on September 30, 2006. The commitment of the lenders for both of the Proposed Credit Facilities is subject to, among other things, our concurrent completion of the Acquisition. The pro forma adjustments reflect the incurrence of indebtedness under the Proposed Credit Facilities to refinance our existing credit facility and to finance the entire purchase price of the Acquisition, rather than presenting the effects of financing the purchase price with the proceeds from the public offerings of common stock and preferred stock and borrowings under our proposed new revolving credit facility, because our obligation to complete the Acquisition is not contingent upon the success of either offering. We expect to ultimately finance the Acquisition with proceeds from the public offerings of common stock and preferred stock and borrowings under our proposed new revolving credit facility. If we raise less than $200 million in the offerings, we would expect to subsequently seek a second lien term loan from the lenders under the Proposed Credit Facilities in order to fund the difference between the net proceeds from the offerings and $200 million. If the contemplated public offerings were reflected in the pro forma condensed consolidated balance sheet, approximately $240 million of debt would be replaced by an increase in equity of the same amount (assuming the issuance of 9,200,000 shares of common stock at a price to the public of $16.36 per share, the closing sale price on NASDAQ on January 12, 2007, and 2,000,000 shares of preferred stock at a price of $50.00 per share, less certain costs). The actual number of shares issued and prices could differ from these estimates.